UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2005
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	25-1701361 (I.R.S. Employer Identification No.)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On November 17, 2005, PDF Solutions, Inc., a Delaware corporation (the “Company”), entered into an Acceleration Agreement (each an “Acceleration Agreement”) with each of Lucio L. Lanza, B.J. Cassin, Susan H. Billat, Albert Y.C. Yu and R. Stephen Heinrichs (each an “Independent Director”) pursuant to which all of the options to purchase shares of the Company’s stock that have been granted or will be granted to each Independent Director by the Company will become vested and exerciseable in full in the event of a change in control of the Company. Each Acceleration Agreement will generally remain in effect until terminated by the Company or, if earlier, the date the Independent Director ceases to provide services to the Company.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Form of Acceleration Agreement entered into between the Company and each of Lucio L. Lanza, B.J. Cassin, Susan H. Billat, Albert Y.C. Yu and R. Stephen Heinrichs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)
Dated: November 21, 2005	By:	/s/ P. Steven Melman
P. Steven Melman
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Form of Acceleration Agreement entered into between the Company and each of Lucio L. Lanza, B.J. Cassin, Susan H. Billat, Albert Y.C. Yu and R. Stephen Heinrichs.